Exhibit 10.1

CFO SERVICES AGREEMENT

This CFO SERVICES AGREEMENT (this “Agreement”) is made, entered into by and between Renovacor, Inc., a Delaware corporation (the “Company”), and Wendy F. DiCicco (the “Officer”), dated June 17, 2022 (the “Effective Date”).

WHEREAS, the Officer possesses certain experience and expertise that qualifies the Officer to serve as the Company’s principal financial officer;

WHEREAS, the Company desires to engage the Officer as the Company’s principal financial officer and the Officer wishes to accept such engagement;

WHEREAS, concurrently with the execution of this Agreement, the Officer has executed the Company’s standard Proprietary Information and Inventions Agreement (the “Inventions Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Company and the Officer agree as follows:

1.
Position and Duties.
(a)
Effective as of the Effective Date, the Officer is engaged by the Company as its principal financial officer with the position of Chief Financial Officer, and will report to the Company’s Chief Executive Officer, subject to the specific direction of the Company’s Board of Directors (the “Board”). References to the Board under this Agreement include the Compensation Committee of the Board as to actions that have been delegated to the Compensation Committee by the Board (under the Compensation Committee’s charter or otherwise).
(b)
The Officer agrees to perform the duties of the Officer’s position and such other duties as may reasonably be assigned to the Officer from time to time. The Officer also agrees that, while engaged by the Company, the Officer will devote the necessary time and the Officer’s best efforts, business judgment, skill and knowledge to the advancement of the business interests of the Company and its Affiliates and to the discharge of the Officer’s duties and responsibilities for them.
(c)
The relationship of the Officer with the Company will at all times be that of an independent contractor and not an employee or agent. Nothing in this Agreement will be construed to create a partnership, joint venture, agency or employment relationship between the Company and the Officer. The Officer will have the authority (and may hold herself out as having authority) to bind the Company and to make agreements or representations on the Company’s behalf without the Company’s prior written consent to the extent authorized by the Board.
(d)
The Officer agrees that, while engaged by the Company, the Officer will comply with all Company policies, practices and procedures and all codes of ethics or business conduct applicable to the Officer’s position, as in effect from time to time.

(e)
The Officer currently resides in Pennsylvania and will perform her duties hereunder remotely. The Officer will travel at the expense of the Company to Boston and other business locations reasonably determined necessary or advisable by the Officer and the Board.
2.
Compensation and Benefits. During the Officer’s engagement hereunder, as compensation for all services performed by the Officer for the Company and its Affiliates, the Company will provide the Officer the following compensation:
(a)
Base Fee. The Company will pay the Officer a base services fee at the rate of $405,000 per year, payable on the same schedule as the Company pays base salary to its employees, and subject to increase from time to time by the Board in its sole discretion (as may be increased, from time to time, the “Base Fee”).
(b)
Incentive Fees; Additional Compensation.
(i)
General; Target Annual Incentive Fee. The Officer will be eligible to receive incentive fees and awards of equity and non-equity compensation in accordance with any plan or decision that the Board may in its sole discretion determine from time to time that is consistent with the executive compensation program established by the Board for the Company’s senior executives. Unless the Board determines otherwise (which discretion shall not reduce the target bonus percentage of the Base Fee), the Officer’s target annual cash incentive fee shall equal 40% of the Base Fee. The actual amount of the annual cash incentive fee earned will be determined by the Board, upon the recommendation of the Company’s Chief Executive Officer, based on performance against goals as established by the Board in its discretion, which may include Company and/or individual financial, strategic, and other goals and milestones. The annual cash incentive fee, to the extent earned, will be paid at the same time annual cash bonuses are paid to employees, generally expected to be no later than the 15th day of the third month after the end of the applicable fiscal year.
(ii)
Sign-on Option Award. The Board has approved for the Officer the grant of a stock option award under the Company’s 2021 Omnibus Incentive Plan (the “Equity Plan”) with an underlying number of shares equal to 155,325 (representing about 0.9% of the Company’s common shares outstanding). The grant date of the option will be the Effective Date of this Agreement. The option will have an exercise price equal to fair market value per share on the grant date and will vest over four years based on the standard terms of the Company’s option awards. In case of termination of services giving rise to severance payments under Section 5(b) below (i.e., during a Protected Period), as provided by Section 15.3.1 of the Equity Plan, the Officer shall fully (100%) vest in any unvested outstanding equity awards under the Equity Plan to the extent that the awards are assumed, converted, or replaced in the Change in Control transaction. The sign-on option, and any other equity awards to the Officer, will be subject to the terms of the Equity Plan and applicable award agreement thereunder, which will include other standard terms and conditions not inconsistent with the foregoing, and which, in all events, will govern and control the award.
(c)
Participation in Employee Benefit Plans. The Officer will not be eligible to participate in any employee benefit plans of the Company in connection with providing the services under this Agreement, and will not be credited with service or age credit for purposes of eligibility, vesting or benefit accrual under any employee benefit plan of the Company.
(d)
Vacations. In addition to holidays observed by the Company, the Officer will be entitled to four (4) weeks of paid vacation leave. Vacation may be taken at such times and intervals as the Officer shall determine, subject to the business needs of the Company.
(e)
Business Expenses. The Company will pay or reimburse the Officer for all reasonable business expenses incurred or paid by the Officer in the performance of the Officer’s duties and responsibilities for the Company, subject to Company travel policies approved by the Board, including any maximum annual limit and other restrictions on such expenses and such reasonable substantiation and documentation as may be specified by the Company from time to time. The Officer’s right to payment or reimbursement hereunder shall be subject to the following additional rules: (i) the amount of expenses eligible for payment or reimbursement during any calendar year shall not affect the expenses eligible for payment or reimbursement in any other calendar year, (ii) payment or reimbursement shall be made not later than December 31 of the calendar year following the calendar year in which the expense or payment was incurred and (iii) the right to payment or reimbursement shall not be subject to liquidation or exchange for any other benefit.
(f)
Taxes. The Officer shall be solely responsible for any and all taxes that may result from any payment or benefit provided to Officer under this Agreement. As a non-employee service provider, the Company does not expect that it will be permitted or required to withhold any taxes.
3.
Confidential Information and Restricted Activities.
(a)
Confidential Information. During the course of the Officer’s engagement with the Company and its Affiliates, the Officer has learned and will continue to learn of Confidential Information, and has developed and will continue to develop Confidential Information on behalf of the Company and its Affiliates. The Officer agrees that the Officer will not use or disclose to any Person (except as required by applicable law or for the proper performance of his regular duties and responsibilities for the Company) any Confidential Information obtained by the Officer incident to the Officer’s services to the Company or any other association with the Company or any of its Affiliates. The Officer agrees that this restriction will continue to apply after the Officer’s services under this Agreement terminate, regardless of the reason for such termination. For the avoidance of doubt, (i) nothing contained in this Agreement limits, restricts or in any other way affects the Officer’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity and (ii) the Officer will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (y) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (z) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided, however, that notwithstanding this immunity from liability, the Officer may be held liable if he unlawfully accesses trade secrets by unauthorized means.

(b)
Restricted Activities. The Officer agrees that the following restrictions on the Officer’s activities during and after the Officer’s engagement with the Company under this Agreement are necessary to protect the goodwill, Confidential Information, trade secrets and other legitimate interests of the Company and its Affiliates:
(i)
While the Officer is engaged by the Company and during the one-year period following the termination of the Officer’s services under this Agreement for any reason (collectively, the “Restricted Period”), the Officer will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, engage in, or undertake any planning to engage in, the business of establishing, marketing, managing and/or operating any business engaged in developing, marketing, selling or otherwise distributing any BAG-3 technology (the “Business”) anywhere in the world.
(ii)
During the Restricted Period, the Officer will not, directly or indirectly, solicit for hiring or engagement, hire, or engage any employee or independent contractor of the Company or any of its Affiliates, or seek to persuade any such employee or independent contractor to discontinue or modify his, his or its relationship with the Company or any of its Affiliates, provided that (a) the Officer shall not be restricted from making a general solicitation for employees or independent contractors that is not directed at any such person and (b) nothing in this Section 3(b)(ii) will prohibit the solicitation or hiring of any individual who is no longer employed by the Company or its Affiliates at the time of such solicitation or hiring and has not been so employed during the six (6)-month period prior to such solicitation or hiring.
(iii)
During the Restricted Period, the Officer will not, directly or indirectly, in any way intentionally interfere with the relationship between the Company or any of its Affiliates and any customer, distributor, vendor or business partner, or prospective customer, distributor, vendor or business partner, of the Company or any of its Affiliates, provided that soliciting or engaging in business with the Company’s or any of its Affiliates’ customers, distributors, vendors or business partners in connection with business permitted during the Restricted Period under Section 3(b)(i) shall not be deemed to violate this Section 3(b)(iii) solely by reason thereof. This Section 3(b)(iii) shall in no way limit the provisions of Section 3(b)(i).
(c)
Subject to applicable law, while the Officer is engaged by the Company and thereafter, the Officer agrees that the Officer will not disparage the Company or any of its Affiliates, and the Company agrees that it shall direct its Chief Executive Officer and members of the Board to not disparage the Officer to any third parties.
(d)
In signing this Agreement, the Officer gives the Company assurance that the Officer has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on the Officer under this Section 3. The Officer agrees without reservation that these restraints are necessary for the reasonable and proper protection of the Company and its Affiliates, and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that the Company would not have entered into this Agreement without the covenants set forth in this Section 3. The Officer further agrees that, were the Officer to breach any of the covenants contained in this Section 3, the damage to the Company and its Affiliates would be irreparable. The Officer therefore agrees that the Company, in addition and not in the alternative to any other remedies available to it, shall be entitled to seek preliminary and permanent injunctive relief against any breach or threatened breach by the Officer of any such covenants, without having to post bond, together with an award of its reasonable attorneys’ fees incurred in enforcing its rights hereunder should a court of competent jurisdiction determine that the Officer has, in fact, breached his obligations hereunder and thus deems the Company the prevailing party in any such action. The Officer further agrees that the Restricted Period, as applicable, shall be tolled, and shall not run, during the period of any breach by the Officer of any of the covenants contained in this Section 3. The Officer and the Company further agree that, in the event that any provision of this Section 3 is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. It is also agreed that each of the Company’s Affiliates shall have the right to enforce all of the Officer’s obligations to that Affiliate under this Agreement, including without limitation pursuant to this Section 3. No claimed breach of this Agreement or other violation of law attributed to the Company or any of its Affiliates, or change in the nature or scope of the Officer’s service relationship with the Company or any of its Affiliates, shall operate to excuse the Officer from the performance of his obligations under this Section 3.
4.
Termination of Service. The Officer’s services under this Agreement shall continue until terminated pursuant to this Section 4.
(a)
By the Company For Cause. The Company may terminate the Officer’s services under this Agreement for Cause upon notice to the Officer setting forth in reasonable detail the nature of the Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of any of the following, as determined by the Board in its reasonable judgment: (i) the Officer’s material failure to perform (other than by reason of disability), or substantial negligence in the performance of, the Officer’s duties and responsibilities to the Company or any of its Affiliates; (ii) the Officer’s material breach of this Agreement or any other agreement between the Officer and the Company or any of its Affiliates; (iii) the Officer’s commission of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; or (iv) other conduct by the Officer that is or could reasonably be expected to be materially harmful to the business interests or reputation of the Company or any of its Affiliates. Notwithstanding the foregoing, the Company shall provide the Officer with a notice of termination with respect to any termination for Cause under Section 4(a)(i), (ii) and (iv), and, if the conduct giving rise to a termination for Cause is reasonably capable of cure, such notice shall provide a cure period of thirty (30) calendar days for the Officer to cure any defect or failure, provided, however, that the Company shall not be obligated to provide offer the Officer the opportunity to cure conduct giving rise to a termination for Cause on more than one occasion.
(b)
By the Company Without Cause. The Company may terminate the Officer’s services under this Agreement at any time other than for Cause upon notice to the Officer.
(c)
By the Officer Without Good Reason. The Officer may terminate the Officer’s services under this Agreement at any time upon thirty (30) days’ notice to the Company. The Board may elect to waive such notice period or any portion thereof.

(d)
Termination by the Officer With Good Reason. The Officer may terminate the Officer’s services under this Agreement for Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following events (without Officer’s consent) that occurs during a Protected Period;
(i)
a material adverse change in Officer’s functions, duties or responsibilities with the Company which change would cause Officer’s position to become one of materially lesser responsibility, importance, or scope;
(ii)
a material reduction in Officer’s ability to work remotely;
(iii)
a material diminution in the Officer’s compensation without the express written consent of the Officer, other than an across-the-board reduction in compensation levels that applies to all senior executives generally; or
(iv)
a material breach of this Agreement by the Company.

Notwithstanding the foregoing, no such event shall constitute “Good Reason” unless (a) Officer shall have given written notice of such events to the Company within 60 days after the initial occurrence thereof, (b) the Company shall have failed to cure the condition constituting Good Reason within 30 days following the delivery of such notice (or such longer cure period as may be agreed upon by the parties), and (c) Officer terminates service under this Agreement within 30 days after expiration of such cure period. For the avoidance of doubt, the Officer shall not have the right to terminate services under this Agreement for Good Reason for any event listed above that occurs outside of a Protected Period.

(e)
Death and Disability. The Officer’s services under this Agreement shall automatically terminate in the event of the Officer’s death while this Agreement is in effect. Subject to applicable state and federal law, the Company may terminate the Officer’s services under this Agreement, upon notice to the Officer, in the event that the Officer becomes disabled through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of the Officer’s duties and responsibilities hereunder (notwithstanding the provision of any reasonable accommodation) for a non-consecutive one hundred eighty (180) days during any period of three hundred sixty-five (365) consecutive days. If any question shall arise as to whether the Officer is disabled to the extent that he Officer is unable to perform substantially all of the Officer’s duties and responsibilities for the Company and its Affiliates, the Officer shall, at the Company’s request, submit to a medical examination by a physician selected by the Company to whom the Officer or the Officer’s guardian, if any, has no reasonable objection to determine whether the Officer is so disabled, and such determination shall for purposes of this Agreement be conclusive of the issue. If such a question arises and the Officer fails to submit to the requested medical examination, the Board’s good faith determination of the issue shall be binding on the Officer solely for purposes of this Agreement.
5.
Other Matters Related to Termination.
(a)
Final Compensation. In the event of termination of the Officer’s services under this Agreement, howsoever occurring, the Company shall pay the Officer (i) the Base Fee earned but unpaid through the date the services are terminated, including any accrued but unused vacation time, and (ii) reimbursement, in accordance with Section 2(e) hereof, for business expenses incurred by the Officer but not yet paid to the Officer as of the date the services are terminated, provided that the Officer submits all expenses and supporting documentation required within thirty (30) days of the date the services are terminated, and provided further that such expenses are reimbursable under Company policies then in effect (all of the foregoing, “Final Compensation”). Except as otherwise provided in Section 5(a)(ii), Final Compensation will be paid to the Officer within thirty (30) days following the date of termination or such earlier time as may be required by law. In addition, in case of termination of services under this Agreement for any reason other than by action of the Company for Cause or by action of the Officer without Good Reason, Final Compensation shall include the amount of any earned incentive fee from the previous calendar year that has not been paid, which will be paid to the Officer within thirty (30) days following the date of termination. Vesting of outstanding equity awards or other long-term incentives in connection with the Officer’s termination of services shall be governed by the terms of the applicable incentive plan and award agreements.
(b)
Severance Payments During a Protected Period. In the event of any termination of the Officer’s services under this Agreement pursuant to Section 4(b) or 4(d) above during a Protected Period, the Company will pay the Officer, in addition to Final Compensation, an amount equal to six (6) months of Base Fees, payable in a single cash payment as provided in Section 5(c) (the “Severance Payment”).
(c)
Conditions To And Timing Of Severance Payments. Any obligation of the Company to provide the Officer the Severance Payment is conditioned on the Officer signing and returning, without revoking, to the Company a timely and effective separation agreement containing a general release of claims and other customary terms (including standard carve-outs from the release, such as for indemnification claims) in the form provided to the Officer by the Company at the time that the Officer’s engagement terminates (the “Separation Agreement”). The Separation Agreement must become effective, if at all, by the sixtieth (60th) calendar day following the date the Officer’s services under this Agreement terminate. Any Severance Payment to which the Officer is entitled under Section 5(b) will be payable in a single cash payment on the Company’s next regular payday following the expiration of sixty (60) calendar days from the date that the Officer’s services under this Agreement terminate (and in no event later than March 15 of the year following the year in which the termination of services occurs).
(d)
Return of Property. Upon any termination of the Officer’s services under this Agreement, the Officer shall immediately either destroy or deliver to the Company at the direction of the Company (i) all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials, including computerized and electronic information (in hard copy, in e-mails, or on removable or other drives or media), that refers, relates or otherwise pertains to the Company or any Affiliate (or business dealings thereof) that are in the Officer’s possession, subject to the Officer’s control or held by the Officer for others; and (ii) all property or equipment that the Officer has been issued by the Company or any Affiliate during the course of the Officer’s engagement with the Company or property or equipment thereof that the Officer otherwise possesses, including any computers, cellular phones, PDAs, pagers and other devices. The Officer acknowledges that the Officer is not authorized to retain or use any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Company or any Affiliate. The Officer further agrees that the Officer will immediately forward to the Company (and thereafter use reasonable efforts to destroy any hard copy and electronic copies thereof) any business information relating to the Company or any Affiliate that has been or is inadvertently directed to the Officer following the Officer’s last day of service under this Agreement.
(e)
Mitigation Not Required. The Officer shall not be required to mitigate the amount of any payment or benefit which is to be paid or provided by the Company pursuant to this Section 5. Any remuneration received by the Officer from a third party following termination of services under this Agreement shall not apply to reduce the Company’s obligations to make payments hereunder.
(f)
D&O Insurance, and Indemnification. Through at least the sixth anniversary of the Officer’s termination date, the Company shall maintain coverage for the Officer as a named insured on all directors’ and officers’ insurance maintained by the Company for the benefit of its directors and officers on at least the same basis as all other covered individuals and provide the Officer with at least the same corporate indemnification as it provides to other senior executives. For the avoidance of doubt, nothing in this Agreement shall supersede any rights that the Officer may have to indemnification under the Company’s charter or bylaws.
(g)
Survival. Provisions of this Agreement shall survive any termination of services if so provided in this Agreement or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation certain of the Officer’s obligations under Section 3 of this Agreement. The obligation of the Company to make payments to the Officer under Section 5(b), and the Officer’s right to retain the same, are expressly conditioned upon the Officer’s continued full performance of his obligations under Section 3 of this Agreement. Upon termination by either the Officer or the Company, all rights, duties and obligations of the Officer and the Company to each other hereunder shall cease, except as otherwise expressly provided in this Agreement.
6.
Timing of Payments and Section 409A.
(a)
Notwithstanding anything to the contrary in this Agreement, if at the time the Officer’s service under this Agreement terminate, the Officer is a “specified employee,” as defined below, any and all amounts payable under this Agreement on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6)-month period or, if earlier, upon the Officer’s death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section 1.409A-1(b) (including without limitation by reason of the safe harbor set forth in Section 1.409A-1(b)(9)(iii), as determined by the Company in its reasonable good faith discretion); (B) benefits which qualify as excepted welfare benefits pursuant to Treasury regulation Section 1.409A-1(a)(5); or (C) other amounts or benefits that are not subject to the requirements of Section 409A of the Code.

(b)
For purposes of this Agreement, all references to “termination of service” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury regulation Section 1.409A-1(i).
(c)
Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.
(d)
The Officer acknowledges and agrees that the Company does not guarantee the tax treatment or tax consequences associated with any payment arising under this Agreement, including but not limited to consequences related to Section 409A of the Code. In no event shall the Company or any of its Affiliates have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A of the Code.
7.
Adjustments to Payments.
(a)
Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to the Officer or for the Officer’s benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (the “Payments”) would be subject to the excise tax imposed by Section 4999 (or any successor provisions) of the Code, or any interest or penalty is incurred by the Officer with respect to such excise tax (such excise tax, together with any such interest and penalties, is hereinafter collectively referred to as the “Excise Tax”), then the Payments shall be reduced (but not below zero) if and to the extent that such reduction would result in the Officer retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the imposition of the Excise Tax), than if the Officer received all of the Payments. The Company shall reduce or eliminate the Payments, by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the determination.
(b)
All determinations required to be made under this Section, including whether and when an adjustment to any Payments is required and, if applicable, which Payments are to be so adjusted, shall be made by an independent accounting firm selected by the Company from among the four (4) largest accounting firms in the United States or any nationally recognized financial planning and benefits consulting company (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and to the Officer within fifteen (15) business days of the receipt of notice from the Officer that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the “change in control of the Company” (within the meaning of Sections 280G and 4999 of the Code) to which the Payments relate, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no Excise Tax is payable by the Officer, it shall furnish the Officer with a written opinion that failure to report the Excise Tax on the Officer’s applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Officer.
8.
Definitions. For purposes of this Agreement, the following definitions apply:

“Affiliates” means the Company and all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, equity interest or otherwise.

“Change in Control” means a “Change in Control” as defined under the Equity Plan as in effect from time to time.

“Confidential Information” means any and all information of the Company and its Affiliates that is not generally available to the public. Confidential Information also includes any information received by the Company or any of its Affiliates from any Person with any understanding, express or implied, that it will not be disclosed. Confidential Information does not include information that enters the public domain, other than through the Officer’s breach of his obligations under this Agreement or any other agreement between the Officer and the Company or any of its Affiliates.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust or any other entity or organization, other than the Company or any of its Affiliates.

“Protected Period” means the period beginning on the date of a Change in Control and ending on the second anniversary of that date.

9.
Prior Employment or Engagements. The Officer represents and warrants to the Company that the Officer is under no contractual obligation to refrain from working for a competitor of any prior employer or other party. Nonetheless, during any prior employment or consulting engagement, the Officer may have had access to trade secrets or proprietary information of another party that may continue to be of value to such other party. That information remains the property of such other party. Consequently, the Officer shall not disclose any other party’s trade secrets or proprietary information to anyone within the Company, or use those trade secrets or proprietary information in the course of performing services on behalf of the Company.
10.
Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
11.
Assignment. Neither the Officer nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, the Company may assign its rights and obligations under this Agreement without the Officer’s consent to one of its Affiliates or to any Person with whom the Company shall hereafter effect a reorganization, consolidate or merge, or to whom the Company shall hereafter transfer all or substantially all of its properties or assets. This Agreement shall inure to the benefit of and be binding upon the Officer and the Company, and each of their respective successors, executors, administrators, heirs and permitted assigns.
12.
Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Officer at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, to the attention of the Board of Directors, or to such other address as any Party may specify by notice to the other actually received.
13.
Entire Agreement. This Agreement and the Inventions Agreement, together with any applicable award agreement(s) under the sign-on option award, are the sole agreements between Officer and the Company with respect to Officer's services with the Company and the services to be performed hereunder and supersede all prior agreements and understandings with respect to such services, whether oral or written. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Officer hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Officer.
14.
Amendment. This Agreement may be amended or modified only by a written instrument signed by the Officer and by the Company, with approval of the Board.
15.
Headings. The headings and captions in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.
16.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
17.
Governing Law; WAIVER OF JURY TRIAL. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles thereof. The Company and the Officer hereby consent and submit to the personal jurisdiction and venue of any state or federal court located in the city or county where the Company maintains its principle executive offices within the Commonwealth of Pennsylvania for resolution of any and all claims, causes of action or disputes arising out of or related to this Agreement. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT TO ANY CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE OFFICER ACKNOWLEDGES THAT HE HAS BEEN INFORMED

BY THE COMPANY THAT THIS SECTION 18 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE COMPANY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 18 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. THE OFFICER VOLUNTARILY MAKES THIS WAIVER WITH A FULL UNDERSTANDING OF ITS EFFECT AND ACKNOWLEDGES THAT HE REMAINS ABLE TO FULLY VINDICATE ANY AND ALL RIGHTS.

[Signature page immediately follows.]

IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Officer, as of the date first above written.

THE OFFICER:	RENOVACOR, INC.

/s/ Wendy F. DiCicco	By:	/s/ Magdalene Cook, M.D.
Wendy F. DiCicco		Name: Magdalene Cook, M.D.
Title: Chief Executive Officer